FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT is effective this 10th day of August, 2013, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”); GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK, formerly known as FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A-NY”); and DWS VARIABLE SERIES I, DWS VARIABLE SERIES II, and DWS INVESTMENTS VIT FUNDS (collectively, the “Funds”); DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”); and DWS INVESTMENTS DISTRIBUTORS, INC. (the “Distributor”), collectively the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation Agreement dated March 31, 2005, as amended on April 11, 2007, July 1, 2007, and November 20, 2008 (the “Agreement”); and

WHEREAS, the Parties desire to add an additional separate Account and update Schedule A to the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “GWL&A Account” now include the COLI VUL-14 Series Account.

2.	Schedule A is hereby deleted in its entirety and replaced with Schedule A attached hereto.

3.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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For internal use only

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 10th day of August, 2013.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile

Name:	Susan Gile
Title:	VP - Individual Markets

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY OF NEW YORK

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Senior Vice President

DWS VARIABLE SERIES I

By its authorized officer,

By:	/s/ W Douglas Beck

Name:	W Douglas Beck
Title:	Managing Director

DWS VARIABLE SERIES II

By its authorized officer,

By:	/s/ W Douglas Beck

Name:	W Douglas Beck
Title:	Managing Director

DWS INVESTMENTS VIT FUNDS

By its authorized officer,

By:	/s/ W Douglas Beck

Name:	W Douglas Beck
Title:	Managing Director

For internal use only

DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

By its authorized officers,

By:

Name:
Title:

By:	/s/ W Douglas Beck

Name:	W Douglas Beck
Title:	Managing Director

DWS INVESTMENTS DISTRIBUTORS, INC.

By its authorized officers,

By:

Name:
Title:

By:	/s/ W Douglas Beck

Name:	W Douglas Beck
Title:	Managing Director

For internal use only

SCHEDULE A

DESIGNATED PORTFOLIOS

Class A shares of the following Designated Portfolios:

A.	DWS Variable Series I:

DWS Capital Growth VIP

DWS Global Small Cap Growth VIP

DWS Core Equity VIP

DWS International VIP

DWS Bond VIP

B.	DWS Variable Series II:

DWS Alternative Asset Allocation VIP

DWS Global Growth VIP

DWS Government & Agency Securities VIP

DWS High Income VIP

DWS Global Equity VIP

DWS Large Cap Value VIP

DWS Money Market VIP

DWS Small Mid Cap Growth VIP

DWS Unconstrained Income VIP

DWS Global Income Builder VIP

DWS Small Mid Cap Value VIP

C.	DWS Investments VIT Funds:

DWS Equity 500 Index VIP

DWS Small Cap Index VIP

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For internal use only